BLUE HOLDINGS, INC.

PREFERRED STOCK RESCISSION AND PURCHASE AGREEMENT

THIS PREFERRED STOCK RESCISSION AND PURCHASE AGREEMENT (this “Agreement”), is made as of November 28, 2007 (the “Effective Date”), by and among Blue Holdings, Inc., a Nevada corporation, (the “Company”), and Paul Guez (“Investor”).

WHEREAS, on November 13, 2007 (the “Original Effective Date”), the Company agreed to issue and sell to the Investor, pursuant to the terms of that certain Series A Convertible Preferred Stock Purchase Agreement dated as of the Original Effective Date (the “Original Purchase Agreement”), up to an aggregate of 1,000,000 shares (the “Preferred Shares”) of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), in exchange for the cancellation of certain indebtedness due and owing to the Investor on the Effective Date;

WHEREAS, on the Original Effective Date, the parties concluded the purchase and sale of Series A Preferred Stock contemplated by the Original Purchase Agreement;

WHEREAS, notwithstanding the conclusion of the purchase and sale of Series A Preferred Stock contemplated by the Original Purchase Agreement, the Company has not, as of the Effective Date, issued or delivered the Preferred Shares, or any certificates representing such shares;

WHEREAS, effective as of the Original Effective Date, the parties desire to rescind and unwind the purchase and sale of Series A Preferred Stock contemplated by the Original Purchase Agreement in such a manner as is necessary to (i) permit such purchase and sale to be deemed rescinded and unwound, and null and void, on and as of the Original Effective Date, and (ii) allow the Federal income tax doctrine of rescission to be applied to the unwinding of such purchase and sale;

WHEREAS, on or prior to the date hereof, the Company has amended and restated the Certificate of Designations, Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate”), which, in the form attached hereto as Exhibit B, is applicable to the New Series A Preferred Stock (as defined below);

WHEREAS, on and as of the Effective Date, the Company desires to issue and sell to the Investor, pursuant to the terms of this Agreement, an aggregate of 1,000,000 shares (the “New Preferred Shares”) of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “New Series A Preferred Stock”), having the designations, preferences, rights and limitations set forth in the Certificate, in exchange for (i) the cancellation of certain indebtedness due and owing to the Investor on the Effective Date (and taking into account the rescission described above), and (ii) the additional cash investment by Investor of $125,000; and

WHEREAS, Investor wishes to rescind and unwind the purchase and sale of Series A Preferred Stock contemplated by the Original Purchase Agreement, and to purchase the New Preferred Shares, on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, the parties agree as follows:

1.	RESCISSION OF ORIGINAL PURCHASE

1.1  Rescission.

1.1.1 Effective as of the Original Effective Date, (i) the parties hereby rescind and unwind the purchase and sale of Series A Preferred Stock contemplated by the Original Purchase Agreement; and (ii) the Original Purchase Agreement, and the purchase and sale of Series A Preferred Stock contemplated by the Original Purchase Agreement, shall be deemed null and void and of no further force and effect.

1.1.2 The foregoing rescission shall be effective so as to allow the Federal income tax doctrine of rescission to be applied thereto, and, each party acknowledges and agrees that it has been returned to its situation existing immediately prior to the consummation of the purchase and sale of Series A Preferred Stock contemplated by the Original Purchase Agreement, including, for the avoidance of doubt, that any and all outstanding amounts due and owing to Investor immediately prior to the Original Effective Date shall be deemed due and owning on and as of Original Effective Date and as of immediately prior to the Effective Date hereof.

1.1.3 Investor hereby represents and warrants that it did not receive a certificate from the Company representing the Preferred Shares upon the consummation of the purchase and sale of Series A Preferred Stock contemplated by the Original Purchase Agreement. Investor hereby transfers and assigns to the Company all right, title and interest in and to the Preferred Shares, to the extent held by Investor, and relinquishes all claims to ownership of the Preferred Shares and any and all rights therein.

2.	AUTHORIZATION AND SALE OF NEW PREFERRED SHARES

2.1 Issuance, Sale and Delivery of the New Preferred Shares at the Closing. At the Closing (as defined in Section 2.2 hereof), on the terms and subject to the conditions of this Agreement, the Company shall issue and sell to Investor, and Investor shall purchase from the Company, that number of New Preferred Shares set forth opposite the name of Investor under the heading “Number of Preferred Shares to be Purchased” on Exhibit A hereto, at a price of $2.681682 per share for the aggregate purchase price set forth opposite the name of Investor under the heading “Aggregate Purchase Price for Preferred Shares” on Exhibit A hereto.

2.2 Closing. The Closing shall take place at the offices of Stubbs Alderton & Markiles, LLP, 15260 Ventura Blvd., 20th Floor, Sherman Oaks, California 91403, at such date and time as may be agreed upon between the Company and the Investors (such closing being called the “Closing” and such date and time being called the “Closing Date”). At the Closing, the Company shall issue and deliver to Investor a stock certificate or certificates in definitive form, registered in the name of Investor, representing the New Preferred Shares being purchased by it at the Closing. As payment in full for the New Preferred Shares being purchased by it under this Agreement, and against delivery of the stock certificate or certificates therefor as aforesaid, on the Closing Date, Investor shall deliver to the Company by such method as may be reasonably acceptable to the Company, cash, cashier’s check, wire transfer of immediately available funds, or a promissory note or other evidence of indebtedness for cancellation, as applicable, in the amount and as set forth opposite the name of Investor under the heading “Aggregate Purchase Price for Preferred Shares” on Exhibit A. All amounts shall be paid to the account of the Company as shall have been designated in writing a reasonable time in advance to the Investor by the Company.

2.3 Issuance, Sale and Delivery of the New Preferred Shares at the Closing. The Company has authorized the number of New Preferred Shares of New Series A Preferred Stock having the rights, preferences, privileges and restrictions set forth in the Certificate, which, in the form attached hereto as Exhibit B, shall be adopted and filed with the Secretary of State of the State of Nevada on or before the Closing.

2.4 Conversion Shares. Shares of Common Stock issuable upon conversion of the New Preferred Shares are referred to herein as the “Conversion Shares.” Each share of New Series A Preferred Stock shall be convertible, at the option of the Investor, at any time after the date of issuance of such share, into such number of shares of Common Stock as is determined by dividing (i) the purchase price per share of New Series A Preferred Stock, plus all accrued but unpaid Dividends (as defined in the Certificate) on each such share, by (ii) the Conversion Price in effect on the date the certificate is surrendered for conversion. The initial “Conversion Price” per share for the New Series A Preferred Stock shall be $0.58 and shall be subject to adjustment as set forth in the Certificate. For the avoidance of doubt, the Conversion Price represents the consolidated closing bid price for a share of the Common Stock immediately prior to the execution of this Agreement.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Investor that:

3.1 Organization and Standing; Qualifications. The Company is a corporation validly existing and in good standing under the laws of the State of Nevada. The Company has all requisite power and authority to own and operate its properties and assets, and to carry on its business as conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify could, singly or in the aggregate, have a material adverse effect on the business, assets, liabilities, financial condition or results of operations of the Company as presently conducted or proposed to be conducted.

3.2 Corporate Power. The Company has all requisite power and authority to execute and deliver this Agreement, to sell and issue the New Preferred Shares hereunder, to issue the Conversion Shares and to carry out and perform its obligations under the terms of this Agreement.

3.3 Authorization.

3.3.1 All corporate action on the part of the Company, its officers, directors and stockholders, necessary for (i) the authorization, execution and delivery of the Agreement by the Company, (ii) the authorization, sale, issuance and delivery of the New Preferred Shares and the Conversion Shares, (iii) the filing of the Certificate, and (iv) the performance of all of the Company’s obligations under the Agreement has been taken. The Agreement has been duly and validly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally.

3.3.2 The New Preferred Shares, when sold, issued and delivered in compliance with the provisions of this Agreement, will be duly and validly issued, fully paid and nonassessable and shall have the rights, preferences, privileges and restrictions described in the Certificate, and shall be free of any liens, preemptive or similar rights, encumbrances or restrictions on transfer; provided, however, that the New Preferred Shares may be subject to restrictions on transfer under state and/or federal securities laws. The Conversion Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Certificate, will be duly and validly issued, fully paid, and nonassessable and shall be free of any liens, preemptive or similar rights, encumbrances or restrictions on transfer; provided, however, that the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws.

4.	REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Investor hereby represents and warrants to the Company with respect to the purchase of the New Preferred Shares to be purchased by it as follows:

4.1 Experience. Investor acknowledges that it is able to bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the New Preferred Shares and the Conversion Shares and is able to bear the economic risk of its investment in the New Preferred Shares and Conversion Shares for an indefinite period of time.

4.2 Disclosure of Information. Investor further represents that it has had an opportunity to ask questions of and receive answers from the Company regarding the terms and conditions of the offering of the New Preferred Shares and the business, prospects, properties and financial condition of the Company.

4.3 Investment. Investor is acquiring the New Preferred Shares and the Conversion Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. It understands that the New Preferred Shares have not been, and the Conversion Shares will not be, (except for specific registration rights granted to the Investor), registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Investor’s representations as expressed herein.

4.4 Accredited Investor. Investor is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

4.5 Legends. It is understood that the certificates evidencing the New Preferred Shares and the Conversion Shares may bear one or all of the following legends:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED, OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

Any other legend required by the securities laws of the State of California.

4.6 Authorization. The execution, delivery and performance by Investor of the Agreement has been duly authorized by all requisite action of Investor. The Agreement, when executed and delivered by Investor, shall constitute valid and legally binding obligations of Investor, enforceable in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

5.	INVESTOR’S CONDITIONS TO CLOSING

Investor’s obligation to purchase the New Preferred Shares at the Closing is, at the option of Investor, subject to the fulfillment of the following conditions on or before the Closing:

5.1 Representations and Warranties True and Correct. The representations and warranties made by the Company in Section 2 hereof shall be true and correct as of the Closing, with the same effect as if made as of the Closing.

5.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing shall have been performed or complied with.

5.3 Certificate. Prior to the Closing, the Company shall have prepared and executed the Certificate in the form set forth in Exhibit B. The Certificate shall have been filed with and accepted by the Secretary of State of the State of Nevada and shall have become effective.

6.	COMPANY’S CONDITIONS TO EACH CLOSING

The Company’s obligation to sell and issue any New Preferred Shares at the Closing to Investor is, at the option of the Company, subject to the fulfillment of the following conditions as of the Closing:

6.1 Representations and Warranties True and Correct. The representations and warranties made by Investor in Section 3 hereof shall be true and correct when made, and shall be true and correct at the Closing.

6.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by Investor on or prior to the Closing shall have been performed or complied with.

6.3 Certificate. The Secretary of State of the State of Nevada shall have accepted the Certificate for filing.

6.4 Purchase Price Paid. Investor shall have delivered to the Company the purchase price for the New Preferred Shares set forth in Exhibit A hereto.

7.	COVENANTS.

7.1 Reserve for Conversion Shares. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the New Preferred Shares and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the New Preferred Shares from time to time outstanding or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the New Preferred Shares or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or governmental authority that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the New Preferred Shares.

7.2 Further Assurances. The Company shall cure promptly any defects in the creation and issuance of the New Preferred Shares and the Conversion Shares, and in the execution and delivery of the Agreements. The Company, at its expense, shall execute and deliver promptly to the Investor upon request all such other and further documents, agreements and instruments as may be reasonably necessary to permit the Company to comply with its covenants and agreements herein, and shall make any recordings, file any notices and obtain any consents as may be necessary or appropriate in connection therewith.

7.3 Regulation D Filings. The Company shall file on a timely basis all notices of sale required to be filed with the Securities and Exchange Commission pursuant to Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the transactions contemplated by this Agreement.

7.4 Piggyback Registrations.

7.4.1 Right to Include Conversion Shares. Each time that the Company proposes for any reason to register any of its Common Stock under the Securities Act, either for its own account or for the account of a stockholder or stockholders, other than Registration Statements on Forms S-4 or S-8 (or similar or successor forms) (a “Proposed Registration”), the Company shall promptly give written notice of such Proposed Registration to the Investor (which notice shall be given in no event less than ten (10) days prior to the expected filing date of the Proposed Registration) and shall offer Investor the right to request inclusion of Investor’s Conversion Shares in the Proposed Registration. The rights to piggyback registration may be exercised on an unlimited number of occasions.

7.4.2 Piggyback Procedure. Investor shall have twenty (20) days from the date of receipt of the Company’s notice referred to in Section 6.4.1 above to deliver to the Company a written request specifying the number of Conversion Shares Investor intends to sell and Investor’s intended method of disposition. Investor shall have the right to withdraw Investor’s request for inclusion of Investor’s Conversion Shares in any Proposed Registration pursuant to this Section 7.4 by giving written notice to the Company of such withdrawal; provided, however, that the Company may ignore a notice of withdrawal made within less than one full business day prior to the date the Proposed Registration is scheduled to become effective. Subject to Section 7.4.4 below, the Company shall use its reasonable best efforts to include in such Proposed Registration all such Conversion Shares so requested to be included therein; provided, however, that the Company may at any time withdraw or cease proceeding with any such Proposed Registration if it shall at the same time withdraw or cease proceeding with the registration of all other shares of Common Stock originally proposed to be registered.

7.4.3 Selection of Underwriters. The managing underwriter for any Proposed Registration that involves an underwritten public offering shall be one or more reputable nationally recognized investment banks selected by the Company.

7.4.4 Priority for Piggyback Registration.

7.4.4.1 Notwithstanding any other provision of this Section 7.4, if the managing underwriter of an underwritten public offering determines and advises the Company and the Investor in writing that the inclusion of all Conversion Shares proposed to be included by the Investor in the underwritten public offering would materially and adversely interfere with the successful marketing of the Company’s securities in the Proposed Registration, then the Investor shall not be permitted to include any Conversion Shares in excess of the amount, if any, of Conversion Shares which the managing underwriter of such underwritten public offering shall reasonably and in good faith agree in writing to include in such public offering in addition to the amount of securities to be registered for the Company. No party, other than the Company and the Investor, shall be permitted to include their shares in any such Proposed Registration unless such shares are also limited on a pro rata basis equal to the ratio which such party’s requested shares bear to the total number of Conversion Shares requested to be included in such Proposed Registration by Investor. The securities to be included in a Proposed Registration initiated by the Company shall be allocated: first, to the Company; second, pari passu to the Investor, and third, to any others requesting registration of securities of the Company.

7.4.4.2 Notwithstanding any portion of the foregoing to the contrary, in no event shall the shares to be sold by the Investor be reduced below twenty percent (20%) of the total amount of securities included in the Proposed Registration. No stockholder of the Company shall be granted piggyback registration rights which would reduce the number of shares to be included by the Investor in such registration without the consent of the Investor.

7.4.4.3 If as a result of the provisions of this Section 7.4, Investor shall not be entitled to include more than 50% of its Conversion Shares in a registration that Investor has requested to be so included, Investor may withdraw Investor’s request to include Conversion Shares in such Proposed Registration.

7.4.5 Underwritten Offering. In the event that the Proposed Registration by the Company is, in whole or in part, an underwritten public offering of securities of the Company, any request under this Section 7.4 shall specify that the Conversion Shares be included in the underwriting on the same terms and conditions as the shares, if any, otherwise being sold through the underwriters under such registration.

7.4.6 Transfer. The foregoing registration rights may be transferred to any transferee that acquires all of the Series A Preferred Stock.

8.	MISCELLANEOUS

8.1 Closing. Investor expressly acknowledges and agrees that immediately following the Closing, Investor shall have deemed its conditions to closing identified in Section 5 hereof to have been satisfied or waived.

8.2 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of California, without giving effect to principles of conflicts of law, as applied to agreements entered into among California State residents to be performed entirely within California. Each party hereto irrevocably and unconditionally (i) agrees that any action, suit or claim brought hereunder must be brought in the courts of the United States in the State of California or the state courts of the State of California which shall serve as the exclusive jurisdiction and venue for any and all disputes arising out of and/or relating to this Agreement; (ii) consents to the jurisdiction of any such court in any such suit, action or proceeding; and (iii) waives any objection which such party may have to the laying of venue of any such suit, action or proceeding in any such court.

8.3 Successors and Assigns. Except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto (including to any transferee of any New Preferred Shares or Conversion Shares that is an affiliate of the Investor). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.4 Amendment. Any provision of this Agreement may be amended, waived, modified, discharged or terminated only with the written consent of the Company and the Investor. Any amendment or waiver affected in accordance with this Section 8.4 shall be binding upon the Company and Investor and future holders of all such securities. Investor may waive his rights or the Company’s obligations with respect to its New Preferred Shares hereunder without obtaining the consent of any other natural person or Person.

8.5 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) five (5) days after deposit in the United States mail, by registered or certified mail, postage prepaid and properly addressed to the party to be notified as set forth in the Company records, or (c) when received if transmitted by telecopy (to be followed by U.S. mail), electronic or digital transmission method. In each case notice shall be sent to the addresses set forth on the Company’s records or at such other address as a party may designate by ten (10) days’ advance written notice to the other parties hereto.

8.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one and the same instrument.

8.7 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

8.8 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.9 Survival of Agreement. All covenants and agreements made in this Agreement shall survive the execution and delivery hereof and the issuance, sale and delivery of the New Preferred Shares, and the issuance and delivery of the Conversion Shares. For the avoidance of doubt, the representations and warranties made in this Agreement shall not survive the execution and delivery hereof.

8.10 Attorneys' Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Agreements, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

8.11 Facsimile Signatures. This Agreement may be executed and delivered by facsimile and, upon such delivery, the facsimile will be deemed to have the same effect as if the original signature had been delivered to the other party. Investor agrees to deliver to the Company the original signature copy by express overnight delivery. The failure to deliver the original signature copy and/or the nonreceipt of the original signature copy shall have no effect upon the binding and enforceable nature of this Agreement.

8.12 Entire Agreement. This Agreement, together with the Exhibits hereto, the certificates, documents, instruments and writings that are delivered pursuant hereto and each of the other Agreements, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matters and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

Company Signature Page to Preferred Stock Rescission and Purchase Agreement

IN WITNESS WHEREOF, the parties have executed this Preferred Stock Rescission and Purchase Agreement on the day and year first set forth above.

Blue Holding, Inc.

/s/ Glenn Palmer
By: Glenn Palmer
Title: Chief Executive Officer

Investors Signature Page to Preferred Stock Rescission and Purchase Agreement

INVESTOR:

Paul Guez
By: Paul Guez

EXHIBIT A

Schedule of Investors

Closing
Investor	Number of New Preferred Shares To Be Purchased	Aggregate Purchase Price For New Preferred Shares
Paul Guez*	1,000,000	$2,681,682**

* Investor may be Paul Guez or any accredited investor designee thereof that executes a joinder hereto.

** Represents (i) the cancellation of indebtedness due and owing to Investor, in the aggregate principal and interest amount of $2,556,682, and (ii) the delivery of $125,000 by wire transfer of immediately available funds.

EXHIBIT B

AMENDED AND RESTATED
CERTIFICATE OF DESIGNATIONS,
PREFERENCES, RIGHTS AND LIMITATIONS OF
SERIES A CONVERTIBLE PREFERRED STOCK
OF
BLUE HOLDINGS, INC.

Pursuant to Section 78.195 of the General Corporation Law
of the State of Nevada

Blue Holdings, Inc., a Nevada corporation (hereinafter called the “Corporation”), hereby certifies that, pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Articles of Incorporation, as amended (the “Articles of Incorporation”), and in accordance with the provisions of Section 78.195 of the General Corporation Law of the State of Nevada, the Board of Directors has duly adopted the following resolutions:

RESOLVED, that the Corporation previously filed with the Secretary of State of the State of Nevada on November 14, 2007 a Certificate of Designations, Preferences, Rights and Limitations of Series A Convertible Preferred Stock of the Corporation (the “Original Certificate of Designations”);

RESOLVED FURTHER, that, pursuant to the Articles of Incorporation (which authorizes 5,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”)), the Board of Directors hereby amends and restates the Original Certificate of Designations to amend and restate the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of the Series A Convertible Preferred Stock; and

RESOLVED FURTHER, that the Corporation is authorized to issue Series A Convertible Preferred Stock on the following terms and with the provisions herein set forth:

(1)  Designation and Number of Shares. Of the 5,000,000 shares of Preferred Stock authorized pursuant to the Fourth Article of the Corporation's Articles of Incorporation, 1,000,000 shares are hereby designated as Series A Convertible Preferred Stock (the “Series A Preferred Stock”).

(2)  Par Value. Each share of Series A Preferred stock will have a par value of $0.001 per share.

(3)  Dividends.

(a) Dividend Accrual. The holder of record of each share of Series A Preferred Stock of the Corporation (a “Holder”) shall be entitled to receive a cumulative share dividend (a “Dividend”) equal to the Dividend Rate (as defined below), payable only when, as and if declared by the Board of Directors. Such dividends will accrue and accumulate annually whether or not they have been declared. The “Dividend Rate” shall mean six percent (6%) of the Purchase Price. For purposes of this Certificate of Designations, the “Purchase Price” for each share of Series A Preferred Stock shall be $2.681682 per share.

(b) Further Dividends. After payment of any such Dividends, and subject to the rights of any series of Preferred Stock with preference or priority over or on a parity with the Common Stock or Series A Preferred Stock with respect to the right to receive any dividends, any additional dividends shall be distributed among all holders of Common Stock pro rata.

(c) Dividend Payment.

(i) No Dividend distribution shall be made with respect to accrued or declared but unpaid dividends on any Series A Preferred Stock unless and until such shares are (i) converted to Common Stock pursuant to Section 6, or (ii) delivered in a Liquidation Event.

(ii) So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not declare, pay or set aside for payment any dividend or other distribution in respect of its Common Stock until all Dividends declared and unpaid with respect to the Series A Preferred Stock have been paid.

(ii) Notwithstanding any provision to the contrary set forth in this Certificate of Designations, no payment shall be made with respect to declared but unpaid Dividends on any Series A Preferred Stock that are converted into Common Stock.

(4) Liquidation.

(a)  Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary (a “Liquidation Event”), subject to the rights of any other series of Preferred Stock that are in existence or may, from time to time, come into existence, the cash and other assets of the Corporation available for distribution to shareholders shall be distributed among the holders of the Series A Preferred Stock, prior to any amount being distributed to or among the holders of common stock, $0.001 par value per share, of the Corporation (the “Common Stock”), such that for each share of Series A Preferred Stock, a holder of Series A Preferred Stock shall be entitled to receive an amount equal to the Purchase Price, as adjusted for any stock dividends, combinations or splits with respect to such shares, plus all accrued but unpaid Dividends on each such share (pursuant to Section 3(a)) (the “Liquidation Preference”). The cash value of any remaining cash and other distributable property that is available for distribution to the holders of equity of the Corporation (after payment of the Liquidation Preference to the Series A Preferred Stock and any other liquidation preference amount to any other class of equity securities of the Corporation) shall be distributed among among all holders of Common Stock pro rata.

(b) Merger; Sale. The following events shall be deemed to constitute a Liquidation Event under this Section 4: (i) the sale, lease, transfer, exclusive license or other disposition of all or substantially all of the assets of the Corporation, or (ii) the acquisition of the Corporation by another entity by means of merger, consolidation, share exchange, reorganization or otherwise pursuant to which shares of capital stock of the Corporation are converted into cash, securities or other property of the acquiring entity or any of its affiliates and which results in the holders of voting securities (excluding shares of the surviving entity held by holders of the capital stock of the Corporation acquired by means other than the exchange or conversion of the capital stock of the Corporation for shares of the surviving entity) of the Corporation immediately prior to such merger, consolidation, share exchange, reorganization or sale of assets beneficially owning, directly or indirectly, less than a majority of the combined voting power of the surviving entity resulting from such merger, consolidation, share exchange, reorganization or sale of assets (any of the foregoing transactions, a “Deemed Liquidation Event ”).

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(c) Valuation of Consideration. If the consideration received by the Corporation is other than cash in connection with any of the events set forth above, its value shall be deemed its fair market value as determined in good faith by the Board; provided, however, that if the consideration consists of securities, the fair market value of such securities shall be valued as follows:

(i) if traded on a securities exchange or through the NASDAQ Stock Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) day period ending three (3) days prior to the closing;

(ii) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

(iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board.

(d)  Alternative Amount. Notwithstanding Section 4(a) above, each holder of Series A Preferred Stock shall have the right to elect the conversion benefits of the provisions of Section 6 or other applicable conversion provisions in lieu of receiving the Liquidation Preference pursuant to Section 4(a).

(5)  Redemption. The Series A Preferred Stock does not have any redemption rights.

(6)  Conversion.

(a)  Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the Holder, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) the Purchase Price plus all accrued but unpaid Dividends on each such share (pursuant to Section 3(a), by (ii) the Conversion Price, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion (such quotient is referred to as the “Conversion Rate”). The initial “Conversion Price” per share for the Series A Preferred Stock shall be $0.58 and shall be subject to adjustment as set forth in Section 6(d). For the avoidance of doubt, the Conversion Price represents the consolidated closing bid price for a share of the Common Stock prior to the signing of the definitive agreement applicable to the transaction pursuant to which each Holder acquired their shares of Series A Preferred Stock.

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(b) Automatic Conversion. Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Rate at the time in effect immediately upon the date specified by written consent or agreement of the holders of a majority of the then outstanding Series A Preferred Stock.

(c) Mechanics of Conversion. Before any Holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, the Holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such Holder of Series A Preferred Stock, or to the nominee or nominees of such Holder, a certificate or certificates for the number of shares of Common Stock to which such Holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities, the conversion may, at the option of any holder tendering shares of Series A Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the persons entitled to receive the Common Stock upon conversion of the shares of Series A Preferred Stock shall not be deemed to have converted such shares of Series A Preferred Stock until immediately prior to the closing of such sale of securities.

(d)  Adjustments to Conversion Rate and Reorganization. The Conversion Rate for the number of shares of Common Stock into which the Series A Preferred Stock shall be converted on a conversion shall be subject to adjustment from time to time as hereinafter set forth:

(i) Stock Dividends - Recapitalization, Reclassification, Split-Ups. If, prior to the date of a conversion, the number of outstanding shares of Common Stock is increased by a stock dividend on the Common Stock payable in shares of Common Stock or by a stock split, recapitalization or reclassification of shares of Common Stock or other similar event, then, on the effective date thereof, the Conversion Rate will be adjusted so that the number of shares of Common Stock issuable on the conversion of the Series A Preferred Stock shall be increased in proportion to such increase in outstanding shares of Common Stock.

(ii) Aggregation of Shares. If prior to the date of conversion, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, upon the effective date thereof, the number of shares of Common Stock issuable on the conversion of the Series A Preferred Stock shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

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(iii) Change Resulting from Reorganization or Change in Par Value, etc. In case of any reclassification or reorganization of the outstanding shares of Common Stock which solely affects the par value of the shares of Common Stock, or in the case of any merger or consolidation of the Corporation with or into another corporation (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the property of the Corporation as an entirety or substantially as an entirety in connection with which the Corporation is dissolved, the holders of the Series A Preferred Stock shall have the right thereafter (unless otherwise converted) to receive upon the conversion of the Series A Preferred Stock the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or other transfer, by a holder of the number of shares of Common Stock into which the Series A Preferred Stock is convertible immediately prior to such event; and if any reclassification also results in a change in shares of Common Stock, then such adjustment also shall be made.

(iv) Successive Changes. The provisions of this Section shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

(7)  Voting Rights. The holders of record of shares of Series A Preferred Stock shall be entitled to the following voting rights:

(a)   Those voting rights required by applicable law and as provided in Section 0 hereof;

(b)   The right to vote together with the holders of the Common Stock, as a single class, upon all matters submitted to holders of Common Stock for a vote. Each share of Series A Preferred Stock will carry a number of votes equal to the number of shares of Common Stock issuable in a conversion based on the then applicable Conversion Rate; and

(c)   Whenever holders of Series A Preferred Stock are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken and signed by the holders of the outstanding capital stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all such shares entitled to vote thereon were present and voted. Each share of the Series A Preferred Stock shall entitle the holder thereof to one vote on all matters to be voted on by the holders of the Series A Preferred Stock, as set forth in this Section 7(c).

(8)  No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this section and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series A Preferred Stock against impairment.

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(9)  No Fractional Shares and Certificate as to Adjustments. No fractional shares shall be issued upon the conversion of any share or shares of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. The number of shares issuable upon conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

(10)  Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or any other right, the Corporation shall mail to each holder of Series A Preferred Stock, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(11)  Notices. Any notice required by the provisions of this Certificate of Designations to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

(12)  Protective Provisions. So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting as a separate class: (i) amend, alter or repeal the preferences, privileges, special rights or other powers of the Series A Preferred Stock, as set forth herein, in a manner adverse to the holders thereof; (ii) create, issue, or obligate itself to issue any new class or series of stock or any other equity security (including any security convertible into or exercisable for any equity security) ranking senior to the Series A Preferred Stock as to dividend rights, redemption rights, conversion rights or liquidation preferences; (iii) reclassify any existing class or series of outstanding shares into a class or series of stock or any other equity security (including any security convertible into or exercisable for any equity security) ranking senior to, or on a parity with, the Series A Preferred Stock as to dividend rights, redemption rights, conversion rights or liquidation preferences; or (iv) amend its Certificate of Incorporation or Bylaws in any manner that adversely affects the preferences, privileges, restrictions or other rights of the holders of Series A Preferred Stock.

(13)  Return of Status as Authorized Shares. Upon a conversion or any other redemption or extinguishment of the Series A Preferred Stock, the shares converted, redeemed or extinguished will be automatically returned to the status of authorized and unissued shares of Preferred Stock, available for future designation and issuance pursuant to the terms of the Articles of Incorporation.

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RESOLVED FURTHER, that the statements contained in the foregoing resolutions amending and restating the terms applicable to the said Series A Convertible Preferred Stock and fixing the number, powers, preferences and relative, optional, participating, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics thereof shall, upon the effective date of said series, be deemed to be included in and be a part of the Articles of Incorporation of the Corporation pursuant to the provisions of Sections 104 and 151 of the General Corporation Law of the State of Nevada.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation of the Series A Convertible Preferred Stock on this 28th day of November, 2007.

BLUE HOLDINGS, INC.

By: /s/ Glenn Palmer
Name: Glenn Palmer
Title: Chief Executive Officer

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